Exhibit 9(ii) under Form N-1A
                                  Exhibit 10 under Item 601/Reg. S-K

                                   AGREEMENT
                                      FOR
                           FUND ACCOUNTING SERVICES,
                           TRANSFER AGENCY SERVICES,
                                      AND
                          CUSTODY SERVICES PROCUREMENT

  AGREEMENT made as of             , 1995, by and between Federated Investment
Portfolios ("FIP"), on behalf of its portfolio the Bond Index Portfolio ("Hub Fund"), and Federated Investment Trust ("FIT") on behalf of its portfolio Federated Bond Index Fund and its classes ("Spoke Fund"), (severally and not jointly referred to herein as "Funds" and individually as "Fund"), having their principal office and place of business at Federated Investors Tower, Pittsburgh, PA 15222-3779, and FEDERATED SERVICES COMPANY, a Delaware business trust, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 (the "Company").
  WHEREAS, FIP is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued beneficial partnership interests ("HubInterest(s)");
  WHEREAS, FIT is registered as an open-end management investment company under the 1940 Act with authorized and issued shares of beneficial interest ("SpokeShare(s)");
  WHEREAS, the Spoke Fund invests all of its investable assets in a HubInterest in the Hub Fund, which has the same investment objective as the Spoke Fund;



  WHEREAS, each Fund desires to retain the Company to provide certain pricing and/or accounting and recordkeeping services, and the Company is willing to furnish such services;
  WHEREAS, each Fund desires to appoint the Company as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Company desires to accept such appointment;
  WHEREAS, each Fund desires to appoint the Company as its agent to select, negotiate and contract for custodian services from an approved list of qualified financial institutions, and the Company desires to accept such appointment; and
  WHEREAS, from time to time on or both of the Funds may desire and may instruct the Company to subcontract for the performance of certain of its duties and responsibilities hereunder to another agent (the "Agent").
  NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
SECTION ONE: FUND ACCOUNTING.
ARTICLE 1. APPOINTMENT.
  Each Fund hereby appoint the Company to provide certain pricing and/or accounting services, for the period and on the terms set forth in this Agreement. The Company accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in
Article 4 of this Section.
ARTICLE 2. THE COMPANY'S DUTIES WITH REGARD TO THE HUB FUND.
  Subject to the supervision and control of the Hub Fund's Board of Trustees ("Hub Board"), the Company will assist the Hub Fund with regard to fund accounting for the Hub Fund, and in connection therewith undertakes to perform the following specific services;



  A. Value each HubInterest in the Hub Fund using, with respect to portfolio securities: primarily, market quotations, including the use of matrix pricing, supplied by the independent pricing services selected by the Company in consultation with the adviser (which includes any sub-advisers), or sources selected by the adviser, and reviewed by the Hub Board; secondarily, if a designated pricing service does not provide a price for a security which the Company believes should be readily available by market quotation, the Company may obtain a price by calling brokers designated by the investment adviser of the Hub Fund, or if the adviser does not supply the names of such brokers, the Company will attempt on its own to find brokers to price those securities; thirdly, for securities for which no market price is readily available, the Pricing Committee of the Hub Board will determine a fair value in good faith. Consistent with Rule 2a-4 of the 40 Act, estimates may be used where necessary or appropriate. The Company's obligations with regard to the prices received from outside pricing services and designated brokers or other outside sources, is to exercise reasonable care in the supervision of the pricing agent. The Company is not the guarantor of the securities prices received from such agents and the Company is not liable to the Hub Fund for potential errors in valuing each HubInterest or calculating the net asset value of such HubInterests when the calculations are based upon such prices. All of the above sources of prices used as described are deemed by the Company to be authorized sources of security prices. The Company provides daily to the adviser the securities prices used in calculating the net asset value of the Hub Fund, for its use in preparing exception reports for those prices on which the adviser has comment. Further, upon receipt of the exception reports generated by the adviser, the Company diligently pursues communication regarding exception reports with the designated pricing agents.
  B. Determine the net asset value of each HubInterest in the Hub Fund, at the time and in the manner from time to time determined by the Hub Board and as set forth in the Hub Fund's offering document;
  C.  Calculate the net income of the Hub Fund, if any;
  D. Calculate realized capital gains or losses of the Hub Fund, if any, resulting from the sale or disposition of its portfolio securities;
  E. Maintain the general ledger and other accounts, books and financial records of the Hub Fund, as required under the applicable provisions of the Internal Revenue Code and Section 31(a) of the 1940 Act and the Rules thereunder in connection with the services provided by the Company;
  F. Preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records to be maintained by Rule 31a-1 under the 1940 Act in connection with the services provided by the Company. The Company further agrees that all such records it maintains for the Hub Fund are the property of the Hub Fund and further agrees to surrender promptly to the Hub Fund such records upon the Hub Fund's request;
  G. At the request of the Hub Fund, prepare various reports or other financial documents, in accordance with generally accepted accounting principles, as required by federal, state and other applicable laws and regulations; and
  H.  Such other similar services as may be reasonably requested by the Hub
      Fund.

ARTICLE 3. THE COMPANY'S DUTIES WITH REGARD TO THE SPOKE FUND.
  Subject to the supervision and control of the Spoke Fund's Board of Trustees ("Spoke Board"), the Company will assist the Spoke Fund with regard to fund accounting for the Spoke Fund, and in connection therewith undertakes to perform the following specific services;
  A. Determine the net asset value of the SpokeShares of the Spoke Fund based upon the assets allocated to it by the Hub Fund, at the time and in the manner from time to time determined by the Board and as set forth in the Spoke Fund's Prospectus and Statement of Additional Information ("Prospectus");
  B.  Calculate the net income of the Spoke Fund, if any;
  C.  Calculate capital gains or losses of the Spoke Fund, if any;
  D. Maintain the general ledger and other accounts, books and financial records of the Spoke Fund, as required under Section 31(a) of the 1940 Act and the Rules thereunder in connection with the services provided by the Company;
  E. Preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records to be maintained by Rule 31a-1 under the 1940 Act in connection with the services provided by the Company. The Company further agrees that all such records it maintains for the Spoke Fund are the property of the Spoke Fund and further agrees to surrender promptly to the Spoke Fund such records upon the Spoke Fund's request;
  F. At the request of the Spoke Fund, prepare various reports or other financial documents required by federal, state and other applicable laws and regulations; and
  G.  Such other similar services as may be reasonably requested by the Spoke
      Fund.

ARTICLE 4. COMPENSATION AND ALLOCATION OF EXPENSES.
  A. Each Fund will compensate the Company for the services rendered to it pursuant to Section One of this Agreement in accordance with the fees agreed upon from time to time between the parties hereto. Such fees do not include out-of-pocket disbursements of the Company for which the appropriate Fund shall reimburse the Company upon receipt of a separate invoice. Out-of-pocket disbursements shall include, but shall not be limited to, the items agreed upon between the parties from time to time.
  B. Each Fund, and not the Company, shall bear its respective portion of the cost of: custodial expenses; membership dues in the Investment Company Institute or any similar organization; transfer agency expenses; investment advisory expenses; costs of printing and mailing offering documents, Prospectuses, reports and notices; administrative expenses; interest on borrowed money; brokerage commissions; taxes and fees payable to federal, state and other governmental agencies; fees of Trustees of the Fund; independent auditors expenses; legal and audit department expenses billed to Federated Services Company for work performed related to the Fund; law firm expenses; or other expenses not specified in this Article 4 which may be properly payable by the Funds.
  C. The compensation and out-of-pocket expenses attributable to each Fund shall be accrued by the appropriate Fund and shall be paid to the Company no less frequently than monthly, and shall be paid, by the appropriate Fund, daily upon request of the Company. The Company will maintain detailed information about the compensation and out-of-pocket expenses by Fund.
  D. Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the appropriate Fund and a duly authorized officer of the Company.
  E. The fee for the period from the effective date of this to the end of the initial month shall be prorated according to the proportion that such period bears to the full month period. Upon any termination of this Agreement before the end of any month, the fee for such period shall be prorated according to the proportion which such period bears to the full month period. For purposes of determining fees payable to the Company, the value of HubInterests and SpokeShares shall be computed at the time and in the manner specified in the Hub Fund's offering document or the Spoke Fund's Prospectus.
  F. The Company, in its sole discretion, may from time to time subcontract to, employ or associate itself with such person or persons as the Company may believe to be particularly suited to assist it in performing services under this Section One. SUCH PERSON OR PERSONS MAY BE THIRD-PARTY SERVICE PROVIDERS, OR THEY MAY BE OFFICERS AND EMPLOYEES WHO ARE EMPLOYED BY BOTH THE COMPANY AND ONE OR BOTH OF THE FUNDS; provided, however, that the Company shall be as fully responsible to each Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions. The compensation of such person or persons shall be paid by the Company, and no obligation shall be incurred on behalf of the Funds in such respect.
SECTION TWO: TRANSFER AGENCY SERVICES.
ARTICLE 5. TERMS OF APPOINTMENT BY HUB FUND.
Subject to the terms and conditions set forth in this Agreement, the Hub Fund hereby appoints the Company to act as, and the Company agrees to act as, transfer agent with regard to HubInterests for the partners in the Hub Fund (i.e., the Spoke Fund).

ARTICLE 6 TERMS OF APPOINTMENT BY SPOKE FUND.
  Subject to the terms and conditions set forth in this Agreement, Spoke Fund hereby appoints the Company to act as, and the Company agrees to act as, transfer agent and dividend disbursing agent for the Spoke Fund's SpokeShares, and agent in connection with any accumulation, open-end account, or similar plans provided the shareholders of the Spoke Fund ("Shareholder(s)"), including without limitation, any periodic investment plan or periodic withdrawal.
ARTICLE 7.  PROPER INSTRUCTIONS.
  As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Company reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Funds, and the Company promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Funds, and the Company are satisfied that such procedures afford adequate safeguards for the Funds' assets. Proper Instructions may only be amended in writing.
ARTICLE 8. DUTIES OF THE COMPANY WITH REGARD TO THE HUB FUND.
  The Company shall perform the following services in accordance with Proper Instructions as may be provided from time to time by the Hub Fund:
  A.  Purchases
      (1) The Company shall receive orders and payment from the Spoke Fund for the initial purchase of and subsequent investments in HubInterest ("Purchases") and promptly deliver payment and appropriate documentation therefore to the custodian of the Hub Fund (the "Hub Custodian"). The Company shall notify the Hub Custodian on a daily basis of the total amount of orders and payments so delivered.
           (2) Pursuant to purchase orders and in accordance with the Hub Fund's current offering document, the Company shall compute and issue the appropriate number of Interests of the Hub Fund and hold such Interests in the appropriate Spoke Fund accounts.
  B.  Full or Fractional Sale of a HubInterest
      (1) The Company shall receive requests and directions from the Spoke Fund regarding the full or fractional sale of the Spoke Fund's HubInterest and, if such requests comply with the procedures as may be described in the Hub Fund's offering document or set forth in Proper Instructions, deliver the appropriate instructions therefor to the Hub Custodian.
      (2) At the appropriate time, upon receiving the proceeds from a full or fractional sale of a HubInterest from the Hub Custodian, the Company shall pay, or cause to be paid, the proceeds in the manner instructed by the selling Spoke Fund, pursuant to procedures described in the then-current offering document of the Hub Fund. The Company shall reconcile the amounts so requested and the amounts actually distributed by the Hub Custodian on a daily basis with the Hub Custodian and with the Spoke Fund or its designated agent.
      (3) If any request for the full or fractional sale of an Spoke Fund's HubInterest does not comply with the procedures for such a sale approved by the Hub Fund, the Company shall promptly notify the Spoke Fund of such fact, together with the reason therefor, and shall effect such sale at the price applicable to the date and time of receipt of the documents necessary to comply with said procedures.
  C.  Recordkeeping
      (1) The Company shall record Purchases and provide such records to the Hub Fund on a regular basis or upon reasonable request, but shall have no obligation when recording Purchases, except as otherwise set forth herein, to take cognizance of any laws relating to such Purchases, which functions shall be the sole responsibility of the Hub Fund.
      (2) The Company shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed hereunder and in the form and manner as agreed to by the Hub Fund to include a record for the Spoke Fund of the following:
           (a) Name, address and tax identification number (and whether such number has been certified);
           (b) Historical information regarding the Spoke Fund's HubInterest, including the date and price for all transactions;
           (c) Any correspondence relating to the current maintenance of the Spoke Fund's HubInterest.
       (3) The Company shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Company, and such records may be inspected by the Hub Fund at reasonable times. The Company may, at its option at any time, and shall forthwith upon the Hub Fund's demand, turn over to the Hub Fund and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement, which are no longer needed by the Company in performance of its services or for its protection. If not so turned over to the Hub Fund, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Hub Fund or destroyed in accordance with Proper Instructions.




      D.  Confirmations/Reports
      (1) The Company shall furnish to the Hub Fund periodically the following information:
           (a)  A copy of the transaction register;
           (b) Such other information as may be agreed upon from time to time.
      (2) The Company shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Investors, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.
      (2) In addition to, and not in lieu of the services set forth above, the Company shall:
           (a) Perform all of the customary services of a transfer agent, including but not limited to: maintaining all identification and of record information for the Spoke Fund; communicating to the Spoke Fund ???????financial reports, Form K-1, other required tax reports and offering documents of the Hub Fund; preparing and communicating confirmation forms and statements of account to the Spoke Fund for all Purchases and full or fractional sales of HubInterests and other confirmable transactions; and preparing and mailing activity statements for the Spoke Fund.
      F.   Other Duties



               The Company shall answer correspondence from the Spoke Fund relating to the duties described above and such other correspondence as may from time to time be addressed to the Company;

ARTICLE 9. DUTIES OF THE COMPANY WITH REGARD TO THE SPOKE FUND.
  The Company shall perform the following services in accordance with Proper Instructions as may be provided from time to time by the Spoke Fund:
  A.  Purchases
      (1) The Company shall receive orders and payment for the purchase of SpokeShares and promptly deliver payment and appropriate documentation therefore to the custodian of the Spoke Fund, (the "Spoke Custodian"). The Company shall notify the Spoke Custodian on a daily basis of the total amount of orders and payments so delivered. If the Hub Custodian and the Spoke Custodian are not the same bank, the Company will direct the Spoke Custodian to transfer the payment proceeds to the Hub Custodian on a daily basis.
      (2) Pursuant to purchase orders and in accordance with the Spoke Fund's current Prospectus, the Company shall compute and issue the appropriate number of SpokeShares of the Spoke Fund and hold such SpokeShares in the appropriate Shareholder accounts.
       (3) In the event that any check or other order for the purchase of SpokeShares of the Spoke Fund is returned unpaid for any reason, the Company shall debit the account of the Shareholder by the number of SpokeShares that had been credited to its account upon receipt of the order, promptly mail a debit advice to the Shareholder, and notify the Spoke Fund. In the event that the amount paid for such SpokeShares exceeds proceeds of the redemption of such SpokeShares plus the amount of any dividends paid with respect to such SpokeShares, the Spoke Fund will reimburse the Company for the amount of such excess.
  B.  Distribution
      (1) Upon notification by the Spoke Fund of the declaration of any distribution to Shareholders, the Company shall act as Dividend Disbursing Agent for the Spoke Fund in accordance with the provisions of its governing document and the then-current Prospectus of the Spoke Fund. The Company shall credit income, capital gain, or any other payments to Shareholders. As the Dividend Disbursing Agent, the Company shall, on or before the payment date of any such distribution, notify the Hub Fund, or such agent as it shall designate, of the estimated amount required to pay any portion of said distribution which is payable in cash and request the Hub Fund, or its designated agent, to make available sufficient funds for the cash amount to be paid out, which amounts will be placed in the distribution demand deposit account for the Spoke at the Spoke Custodian. The Company shall reconcile the amounts so requested and the amounts actually received by the Spoke Custodian on a daily basis with the Spoke Custodian and with the Hub Fund or its designated agent. If a Shareholder is entitled to receive additional SpokeShares by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account; and
      (2) The Company shall maintain records of account for the Spoke Fund and advise the Spoke Fund and its Shareholders as to the foregoing.
  C.  Redemptions and Transfers
      (1) The Company shall receive redemption requests from the Shareholders, and if such redemption requests comply with the procedures as may be described in the Spoke Fund Prospectus or set forth in Proper Instructions, notify the Hub Fund, or such agent as it shall designate, of the redemption request. The Hub Fund, or such agent as it shall designate, shall make available sufficient funds for the cash proceeds of such redemption to be paid out, which amounts will be placed in the redemption demand deposit account for the Spoke Fund maintained by the Company at the Spoke Custodian. The Company shall notify the Spoke Fund on a daily basis of the total amount of redemption requests processed and redemption proceeds placed in the redemption demand deposit account . The Company shall reconcile the amounts so requested and the amounts actually received by the Spoke Custodian on a daily basis with the Spoke Custodian and with the Hub Fund or its designated agent.
      (2) At the appropriate time upon receiving redemption proceeds from the Hub Fund, or such agent as it shall designate, with respect to any redemption, the Company shall pay, or cause to be paid, the redemption proceeds in the manner instructed by the redeeming Shareholders, pursuant to procedures described in the then-current Prospectus of the Spoke Fund.
      (3) The Company shall effect transfers of SpokeShares by the registered Shareholder owners thereof.
      (4) If any request for redemption does not comply with the procedures for redemption approved by the Spoke Fund, the Company shall promptly notify the Shareholder of such fact, together with the reason therefor, and shall effect such redemption at the price applicable to the date and time of receipt of documents complying with said procedures.




      (5) The Company shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Spoke Fund.

  D.  Recordkeeping
      (1) The Company shall record the issuance of SpokeShares of the Spoke Fund, and maintain pursuant to applicable rules of the Securities and Exchange Commission ("SEC") a record of the total number of SpokeShares of the Spoke Fund which are authorized, based upon data provided to it by the Spoke Fund, and issued and outstanding. The Company shall also provide the Spoke Fund on a regular basis or upon reasonable request with the total number of SpokeShares which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of SpokeShares, except as otherwise set forth herein, to monitor the issuance of such SpokeShares or to take cognizance of any laws relating to the issue or sale of such SpokeShares, which functions shall be the sole responsibility of the Spoke Fund.
      (2) The Company shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed hereunder in the form and manner as agreed to by the Spoke Fund to include a record for each Shareholder 's account of the following:
           (a) Name, address and tax identification number (and whether such number has been certified);
           (b)  Number of SpokeShares held;
           (c) Historical information regarding the account, including dividends paid and date and price for all transactions;
           (d)  Any stop or restraining order placed against the account;
           (e) Information with respect to withholding in the case of a foreign account or an account for which withholding is required by the Internal Revenue Code;
           (f) Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;
            (g) Any information required in order for the Company to perform the calculations contemplated or required by this Agreement.
      (3) The Company shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Company, and such records may be inspected by the Spoke Fund at reasonable times. The Company may, at its option at any time, and shall forthwith upon the Spoke Fund's demand, turn over to the Spoke Fund and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement, which are no longer needed by the Company in performance of its services or for its protection. If not so turned over to the Spoke Fund, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Spoke Fund or destroyed in accordance with Proper Instructions.
  E.  Confirmations/Reports
      (1) The Company shall furnish to the Spoke Fund periodically the following information:
           (a)  A copy of the transaction register;
           (b)  Dividend and reinvestment blotters;
           (c)  Shareholder lists and statistical information;
           (d) Payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction- or sales-related payments;
           (e) Such other information as may be agreed upon from time to time.
      (2) The Company shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Shareholders, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.
      (3) In addition to and not in lieu of the services set forth above, the Company shall:
           (a) Perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on accounts subject to back-up or other withholding (including non-resident alien accounts), preparing and filing reports on U.S. Treasury Department Form 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of


                SpokeShares and other conformable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and
           (b) provide a system which will enable the Fund to monitor the total number of SpokeShares of the Spoke Fund sold in each state ("blue sky reporting"). The Spoke Fund shall by Proper Instructions (i) identify to the Company those transactions and assets to be treated as exempt from the blue sky reporting for each state and (ii) verify the classification of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of the Company for the Spoke Fund's state blue sky registration status is limited solely to the recording of the initial classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the Spoke Fund as provided above.
  F.  Other Duties
      (1) The Company shall answer correspondence from Shareholders relating to their SpokeShare accounts and such other correspondence as may from time to time be addressed to the Company;
      (2) The Company shall prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Spoke Fund in connection with Shareholder Meetings of the Spoke Fund; receive, examine and tabulate returned proxies, and certify the vote of the Shareholders;
      (3) The Company shall establish and maintain facilities and procedures for safekeeping of, check forms and facsimile signature imprinting

Error! Reference source not found.Error! Reference source not found.


           devices, if any; and for the preparation or use, and for keeping account of, such forms and devices.
                          (space intentionally left bank)


ARTICLE 10. DUTIES OF THE HUB FUND
  A.  Compliance
      The Hub Fund assumes full responsibility for the preparation, contents
and   distribution of its own offering document and for complying with all
applicable     requirements the 1940 Act, the Internal Revenue Code, and any
other laws, rules   and regulations of government authorities having
jurisdiction.
ARTICLE 11. DUTIES OF THE SPOKE FUND.
  A.  Compliance
      The Spoke Fund assumes full responsibility for the preparation, contents and distribution of its own Prospectus and for complying with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction.
  B.  Distributions
      The Spoke Fund shall promptly inform the Company of the declaration of any dividend or distribution.

ARTICLE 12. COMPENSATION AND EXPENSES.
  A.  Annual Fee
      For performance by the Company pursuant to Section Two of this Agreement, each Fund agrees to pay the Company an annual maintenance fee for each Spoke Fund or Shareholder account as agreed upon between the parties and as may be added to or amended from time to time. Such fees
Error! Reference source not found.Error! Reference source not found.


      may be changed from time to time subject to written agreement between each Fund and the Company.
  B.  Reimbursements
      In addition to the fee paid under Article 12A above, each Fund agrees to reimburse the Company for out-of-pocket expenses or advances incurred by the Company for the items agreed upon between the parties, as may be added to or amended from time to time. In addition, any other expenses incurred by the Company at the request or with the consent of a Fund, will be reimbursed by the such Fund.
  C.  Payment
      The compensation and out-of-pocket expenses shall be accrued by the appropriate Fund and shall be paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The Company will maintain detailed information about the compensation and out-of-pocket expenses by such Fund.
  D. Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the appropriate Fund and a duly authorized officer of the Company.
ARTICLE 13. ASSIGNMENT OF SHAREHOLDER RECORDKEEPING.
  Except as provided below, no right or obligation under this Section Two may be assigned by either party without the written consent of the other party.
  A. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.
  B. The Company may without further consent on the part of either Fund subcontract for the performance hereof with such other provider of services duly registered as a transfer agent under Section 17A(c)(1) as Company shall select; provided, however, that the Company shall be as

Error! Reference source not found.Error! Reference source not found.


      fully responsible to each Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.
  C. The Company shall upon instruction from a Fund subcontract for the performance hereof with an Agent selected by such Fund, or a provider of services selected by Company, as described above; provided, however, that the Company shall in no way be responsible to such Fund for the acts and omissions of the Agent.
SECTION THREE: CUSTODY SERVICES PROCUREMENT.
ARTICLE 14.    APPOINTMENT.
  Each Fund hereby appoint Company as its agent to evaluate and obtain custody services from a financial institution that (i) meets the criteria established in Section 17(f) of the 1940 Act and (ii) has been approved by the Boards of the Funds as being eligible for selection by the Company as a custodian (the "Eligible Custodian"). The Company accepts such appointment.
ARTICLE 15.    THE COMPANY AND ITS DUTIES.
  Subject to the review, supervision and control of each Fund's Board, the Company shall:
  A. evaluate the nature and the quality of the custodial services provided by the Eligible Custodian;
  B. employ an Eligible Custodian to serve on behalf of one or both of the Funds in accordance with the terms approved by the respective Fund's Board;
  C. negotiate and enter into an agreement with an Eligible Custodian for the benefit of one or both of the Funds, with the appropriate Fund as a party to such agreement. The Company shall not be a party to any agreement with any such Custodian;
  D. establish procedures to monitor the nature and the quality of the services provided by the Eligible Custodian;

Error! Reference source not found.Error! Reference source not found.


  E. continuously monitor the nature and the quality of services provided by the Eligible Custodians;
  F. periodically provide to the appropriate Fund (i) written reports on the activities and services of the Eligible Custodian; (ii) the nature and amount of disbursements made on account of the respective Fund with respect to each custodial agreement; and (iii) such other information as each Fund's Board shall reasonably request to enable it to fulfill its duties and obligations under Sections 17(f) and 36(b) of the 1940 Act and other duties and obligations thereof; and
  G. periodically provide recommendations to each Fund's Board to enhance Eligible Custodian's customer services capabilities and improve upon fees being charged to the Funds by Eligible Custodian.
ARTICLE 16.    FEES AND EXPENSES.
  A.  Annual Fee
      For the performance by the Company pursuant to Section Three of this Agreement, each Fund agrees to pay the Company an annual fee as agreed upon between the parties.
  B.  Reimbursements
      In addition to the fee paid under Section 16A above, the Funds agree to reimburse the Company for their respective portion of out-of-pocket expenses or advances incurred by the Company for the items agreed upon between the parties, as may be added to or amended from time to time.
      In addition, any other expenses incurred by the Company at the request or with the consent of the Funds, will be reimbursed by the appropriate Fund.
  C.  Payment
      The compensation and out-of-pocket expenses shall be accrued by the appropriate Fund and shall be paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The
Error! Reference source not found.Error! Reference source not found.


      Company will maintain detailed information about such compensation and out-of-pocket expenses.
  D. Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the appropriate Funds and a duly authorized officer of the Company.
SECTION FOUR: GENERAL PROVISIONS.
ARTICLE 17. DOCUMENTS.
  A. In connection with the appointment of the Company under this Agreement, each Fund shall file with the Company the following documents relating to it:
      (1) A copy of its Declaration of Trust and By-Laws and all amendments thereto;
      (2)  A copy of the resolution of its Board authorizing this Agreement;
      (3) All account application forms and other documents relating to Spoke Fund or Shareholder accounts; and
      (4)  A copy of its current offering document or Prospectus.
  B. Each Fund will also furnish from time to time the following documents relating to it:
      (1) A resolution of its Board authorizing the original issuance of its HubInterests or SpokeShares ;
      (2) A Registration Statement filed with the SEC and amendments thereof and orders relating thereto in effect with respect to the sale of its HubInterests or SpokeShares;
      (3) A certified copy of each amendment to its governing document and its By-Laws;
      (4) Certified copies of each vote of its Board authorizing officers to give Proper Instructions to an Eligible Custodian and agent for

Error! Reference source not found.Error! Reference source not found.


           fund accountant, custody services procurement, and recordkeeping or transfer agency services;
       (5) Such other documents or opinions which the Company may, in its discretion, deem necessary or appropriate in the proper performance of its duties; and
      (6)  Revisions to its offering document or Prospectus.
ARTICLE 18. REPRESENTATIONS AND WARRANTIES.
  A.  Representations and Warranties of the Company
      The Company represents and warrants to the Funds that:
      (1) It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware.
      (2) It is duly qualified to carry on its business in the State of Delaware.
      (3) It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.
      (4) All requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement.
      (5) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.
      (6) It is in compliance with federal securities law requirements and in good standing as a transfer agent.
      (7) It has obtained all required approvals from all government or regulatory authorities necessary to enter into this arrangement and to provide the services contemplated herein.
  B.  Representations and Warranties of the FIP
      FIP represents and warrants to the Company that:
      (1) It is an investment company duly organized and existing and in good standing under the laws of its state of organization;
Error! Reference source not found.Error! Reference source not found.


      (2) It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform its obligations under this Agreement;
      (3) All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform its obligations under this Agreement; and
      (4)  It is an open-end investment company registered under the 1940 Act.
  C.  Representations and Warranties of FIT
      FIP and FIT each represent and warrant to the Company that:
      (1) It is an investment company duly organized and existing and in good standing under the laws of its state of organization;
      (2) It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform its obligations under this Agreement;
      (3) All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform its obligations under this Agreement; and
      (4)  It is an open-end investment company registered under the 1940 Act.
      (5) A registration statement for the Spoke Fund under the 1933 Act will be effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all SpokeShares of the Spoke Fund being offered for sale.

ARTICLE 19. STANDARD OF CARE AND INDEMNIFICATION.
  A.  Standard of Care
      The Company shall be held to a standard of reasonable care in carrying out the provisions of this Contract. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for either or both of the Funds) on all matters, and shall be without
Error! Reference source not found.Error! Reference source not found.


      liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence.
  B.  Indemnification by each Fund
      The Company shall not be responsible for and each Fund shall indemnify and hold the Company, including its officers, directors, shareholders and their agents employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:
      (1) The acts or omissions of any eligible custodian, adviser, sub-adviser or other party contracted by or approved by such Fund,
      (2) The reliance on or use by the Company or its agents or subcontractors of information, records and documents in proper form which
           (a) are received by the Company or its agents or subcontractors and furnished to it by or on behalf of each Fund, its shareholders or investors regarding account information, the purchase, sale, redemption or transfer ownership, interests (e.g., HubInterests in FIP or SpokeShares in FIT);
           (b) are received by the Company from independent pricing services or sources for use in valuing the assets of such Fund; or
           (c) are received by the Company or its agents or subcontractors from Advisers, Sub-advisers or other third parties contracted by or approved by such Fund for use in the performance of services under this Agreement;
           (d) have been prepared and/or maintained by such Fund or its affiliates or any other person or firm on behalf of such Fund.

Error! Reference source not found.Error! Reference source not found.


      (3) The reliance on, or the carrying out by the Company or its agents or subcontractors of Proper Instructions of such Fund.
      (4) The offer or sale of HubInterests in violation of any requirement under the federal securities laws or regulations; or the offer or sale of SpokeShares in violation of such federal securities laws or the securities laws of any state requiring that SpokeShares be registered in such state; or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such SpokeShares in such state.
           Provided, however, that the Company shall not be protected by this
           Article 19.B. from liability for any act or omission resulting from the Company's willful misfeasance, bad faith, negligence or reckless disregard of its duties of failure to meet the standard of care set forth in 19.A. above.
  C.  Reliance
      At any time the Company may apply to any officer of a Fund for instructions for matters realting to such Fund, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Company under this Agreement realting to such Fund, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by such Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulations.
  D.  Notification
      In order that the indemnification provisions contained in this Article 19 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification
Error! Reference source not found.Error! Reference source not found.


      shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.
ARTICLE 20. TERMINATION OF AGREEMENT.
  This Agreement may be terminated by either party upon one hundred twenty
(120) days written notice to the other. Should a Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and materials will be borne by such Fund. Additionally, the Company reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of Article 20 shall survive the termination of this Agreement.
ARTICLE 21. AMENDMENT.
  This Agreement may be amended or modified by a written agreement executed by the parties.
ARTICLE 22. INTERPRETIVE AND ADDITIONAL PROVISIONS.
  In connection with the operation of this Agreement, the Company and each Fund, as to itself, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of their Declarations of Trust. No interpretive

Error! Reference source not found.Error! Reference source not found.


or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.
ARTICLE 23. GOVERNING LAW.
  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts
ARTICLE 24. NOTICES.
  Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to each Fund, as appropriate, at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to the Company at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to such other address as the Trust or the Company may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.
ARTICLE 25. COUNTERPARTS.
  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.
ARTICLE 26. LIMITATIONS OF LIABILITY OF TRUSTEES AND SHAREHOLDERS OF THE TRUST. The execution and delivery of this Agreement have been authorized by the
Trustees of each Fund and signed by an authorized officer of each Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon the Trustees, Spoke Fund or Shareholders, but bind only the appropriate property of each Fund, as provided in the Declaration of Trust.
ARTICLE 27. LIMITATIONS OF LIABILITY OF TRUSTEES AND SHAREHOLDERS OF
              THE COMPANY.
  The execution and delivery of this Agreement have been authorized by the Trustees of the Company and signed by an authorized officer of the Company, Error! Reference source not found.Error! Reference source not found.


acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Company, but bind only the property of the Company as provided in the Declaration of Trust.
ARTICLE 28. ASSIGNMENT.
  This Agreement and the rights and duties hereunder shall not be assignable with respect to either of the Funds by any of the parties hereto except by the specific written consent of all parties.
ARTICLE 29. MERGER OF AGREEMENT.
  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.
ARTICLE 30. SUCCESSOR AGENT.
  If a successor agent shall be appointed by for either of the Funds, the Company shall upon termination of this Agreement deliver to such successor agent at the office of the Company all properties of the appropriate Fund held by it hereunder. If no such successor agent shall be appointed, the Company shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.
  In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Company on or before the date when such termination shall become effective, then the Company shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by the Company under this Agreement.

Error! Reference source not found.Error! Reference source not found.


Thereafter, such bank or trust company shall be the successor of the Company under this Agreement.
ARTICLE 31. FORCE MAJEURE.
  The Company shall have no liability for cessation of services hereunder or any damages resulting therefrom to either of the Funds as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.
ARTICLE 32. ASSIGNMENT; SUCCESSORS.
  Either party may assign to a successor all of or a substantial portion of its business, or to a party controlling, controlled by, or under common control with such party. Nothing in this Article 32 shall prevent the Company from delegating its responsibilities to another entity to the extent provided herein.
ARTICLE 33. SEVERABILITY.
  In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.













Error! Reference source not found.Error! Reference source not found.


  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


ATTEST:                            FEDERATED INVESTMENT PORTFOLIOS
                                   FEDERATED INVESTMENT TRUST

                                   By



ATTEST:                            FEDERATED SERVICES COMPANY

                                   By: